Exhibit (r)(2)

Fidus Investment Advisors, LLC

CODE OF ETHICS

This Code of Ethics (“Code”) is adopted pursuant to Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and in accordance with Rule 17j-1(c) under the Investment Company Act of 1940, as amended (the “1940 Act”), by Fids Investment Advisors, LLC (the “Advisor”) in order to set forth guidelines and procedures promoting ethical practices and conduct.

1.	Standards of Business Conduct:

The Code is based on the principle that the Advisor owes its clients a duty of undivided loyalty. As an investment adviser, the Advisor has a fiduciary responsibility to its clients. Clients’ interests must always be placed first. Thus, the Advisor personnel, including the Supervised Persons, must conduct their personal securities transactions in a manner that does not interfere, or appear to interfere, with any transaction for a client or otherwise takes unfair advantage of a client relationship. Personnel must not take inappropriate advantage of their positions. No personnel shall accept any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Advisor. All of the Advisor’s personnel must adhere to these fundamental principles as well as comply with the specific provisions set forth herein.

In particular, it shall be unlawful for any affiliated person of the Advisor, in connection with the purchase or sale, directly or indirectly, by such person of any security held or to be acquired by any client of the Advisor, to:

•	Employ any device, scheme or artifice to defraud the client;

•

Make to the client any untrue statement of a material fact or omit to state to any client a material fact necessary in order to make the statement made, in light of the surrounding circumstances, not misleading;

•	Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on any client; or

•	Engage in any manipulative practice with respect to any client.

It bears emphasis that technical compliance with these provisions will not insulate from scrutiny transactions that demonstrate a pattern of compromise or abuse of personnel’s fiduciary responsibilities to clients. All personnel must seek to be scrupulous in their adherence to the ideals of openness, integrity, honesty and trust.

Rule 204A-1 of the Advisers Act requires that all Supervised Persons must comply with all applicable Federal Securities Laws.

2.	Definitions:

The following definitions apply for purposes of the Code:

a. Access Person means:

1) Any of the Advisor’s Supervised Persons who have access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund, or who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

2) All directors, officers and partners of the Advisor are presumed to be access persons.

b. Automatic Investment Plan refers to any program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan.

c. Beneficial Interest includes any entity, person, trust, or account with respect to which an Access Person exercises investment discretion or provides investment advice. A beneficial interest shall be presumed to include all accounts in the name of or for the benefit of the Access Person, his or her spouse, dependent children, or any person living with him or her or to whom he or she contributes economic support.

d. Beneficial Ownership is interpreted consistent with Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and Rule 16a-1(a)(2) thereunder. Rule 16a-1(a)(2) provides that the term “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares a direct or indirect pecuniary interest in any equity security. Therefore, an Access Person may be deemed to have Beneficial Ownership of securities held by members of his or her immediate family sharing the same household, or by certain partnerships, trusts, corporations, or other arrangements.

e. Control has the same meaning as in Section 2(a)(9) of the 1940 Act.

f. Federal Securities Laws means the Securities Act of 1933 (the “1933 Act”), the Exchange Act, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of the referenced statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

g. The Advisor means Fidus Investment Advisors, LLC (may also be referred to herein as the “Advisor”).

h. Fund means an investment company registered under the 1940 Act.

i. Initial Public Offering means an offering of securities registered under the 1933 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Exchange Act.

j. Limited Offering means an offering that is exempt from registration under the 1933 Act, pursuant to Section 4(2) or 4(5) or pursuant to Rules 504, 505 or 506 thereunder.

k. Purchase or Sale of Securities includes, among other things, the writing of an option to purchase or sell a security.

l. Reportable Fund means any fund for which the Advisor serves as an investment adviser as defined in section 2(a)(20) of the 1940 Act (i.e., in most cases the Advisor must be approved by the fund’s board of directors before it can serve), or any fund whose investment adviser or principal underwriter controls the Advisor, is controlled by the Advisor, or is under common control with the Advisor.

m. Reportable Security means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing, except that a Reportable Security does not include:

1) Direct obligations of the Government of the United States;

2) Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

3) Shares issued by money market funds;

4) Shares issued by open-end funds other than Reportable Funds; and

5) Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

n. Supervised Person means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of the Advisor, or other person who provides investment advice on behalf of the Advisor and is subject to the supervision and control of the Advisor.

3.	Pre-clearance of and Prohibited Securities Transactions:

No Access Person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction shall acquire, any direct or indirect Beneficial Ownership in any security in an initial public offering or in a limited offering, unless such Access Person shall have obtained prior written approval for such transaction from the Chief Compliance Officer. A sample pre-approval request form is attached hereto as Schedule A and is available upon request. In determining whether to approve the transaction, the Chief Compliance Officer will consider whether the opportunity to purchase or sell such Securities should be first offered to eligible clients, or whether an Access Person is being offered the opportunity because of his or her position with the Advisor.

The Chief Compliance Officer shall, when necessary, obtain prior written approval for such transactions from the Chief Executive Officer, who shall, in making a determination whether to approve the transaction, consider whether the opportunity to purchase or sell such Securities should be first offered to eligible clients, or whether an Access Person is being offered the opportunity because of his or her position with the Adviser.

In addition, the Chief Compliance Officer shall maintain a current list of issuers of securities that the Advisor is analyzing and/or recommending for client transactions. No Access Person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction shall acquire, any direct or indirect Beneficial Ownership in any security that is on such list.

4.	Reporting Requirements:

The Advisor shall appoint a Chief Compliance Officer who shall furnish each Supervised Person with a copy of this Code, and any amendments, upon commencement of employment and annually thereafter.

Each Supervised Person is required to certify, through a written acknowledgment, within 10 days of commencement of employment, and within a reasonable time after any amendment to this code, that he or she has received, read and understands this Code and recognizes that he or she is subject to the provisions and principles detailed therein. In addition, the Chief Compliance Officer shall notify each Access Person of his or her obligation to file an initial holdings report, quarterly transaction reports, and annual holdings reports, as described below.

a.	Initial Holdings Reports:

Each Access Person must, no later than 10 days after the person becomes an Access Person, submit to the Chief Compliance Officer or other designated person a report of the Access Person’s current securities holdings. A form of the report required for new Access Persons is attached hereto as Schedule B. The information provided must be current as of a date no more than 45 days prior to the date the person becomes an Access Person. The report must include the following:

1) The title and type of the security and, as applicable, the exchange ticker symbol or CUSIP number, the number of shares and principal amount held of each Reportable Security in which the Access Person has any direct or indirect Beneficial Ownership;

2) The name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person’s direct or indirect benefit; and

3) The date the Access Person submits the report.

b.	Quarterly Transaction Reports:

Each Access Person must, no later than 30 days after the end of each calendar quarter, submit to the Chief Compliance Officer or other designated person a report of the Access Person’s transactions involving a Reportable Security in which the Access Person had, or as a result of the transaction acquired, any direct or indirect Beneficial Ownership. The report must cover all transactions occurring during the calendar quarter most recently ending. A form of the report required for each Access Person is attached hereto as Schedule C. The report must contain the following information:

1) The date of the transaction;

2) The title and, as applicable, the exchange ticker symbol or CUSIP number, of each Reportable Security involved, the interest rate and maturity date of each Reportable Security involved, the number of shares of each Reportable Security involved, the principal amount of each Reportable Security involved;

3) The nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition);

4) The price of the security at which the transaction was effected;

5) The name of the broker, dealer or bank with or through which the transaction was effected; and

6) The date the Access Person submits the report.

c.	Annual Holdings Reports:

Each Access Person must submit, to the Chief Compliance Officer or other designated person, an annual holdings report reflecting holdings as of a date no more than 45 days before the report is submitted. A form of the report required for each Access Person is attached hereto as Schedule D. The Annual Holdings Report must be submitted at least once every 12-month period, on a date to be designated by the Advisor. The Chief Compliance Officer will notify every Access Person of the date. Each report must include:

1) The title and type of the security and, as applicable, the exchange ticker symbol or CUSIP number, the number of shares and principal amount held of each Reportable Security in which the Access Person has any direct or indirect Beneficial Ownership;

2) The name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person’s direct or indirect benefit; and

3) The date the Access Person submits the report.

d.	Exceptions from Reporting Requirements:

An Access Person need not submit a quarterly transaction report under this section of the Code for:

1) Securities held in accounts over which the Access Person had no direct or indirect influence or control

2) Transactions effected pursuant to an automatic investment plan

3) Duplicate information contained in broker trade confirmations or account statements that the Advisor holds in its records, so long as the Advisor receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

e.	Annual Certification of Compliance:

All Supervised Persons must certify annually, through an Acknowledgment Regarding Code of Ethics in the form provided in Schedule D, which acknowledges that (1) they have read, understood and agree to abide by this Code; (2) they have complied with all applicable requirements of this Code; and (3) they have reported all transactions and holdings that they are required to report under this Code.

5.	Confidentiality:

All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the Securities and Exchange Commission, upon request.

6.	Review and Enforcement:

Supervised Persons are required to promptly report potential violations of the Code to the Chief Compliance Officer or, provided the Chief Compliance Officer also receives reports of all violations, to another designated person. All reported potential violations will be investigated and, if appropriate, sanctions will be imposed. Sanctions may include, but are not limited to, a letter of caution or warning, reversal of a trade or transaction, disgorgement of profit and absorption of costs associated with a transaction, supervisor approval to trade for a proscribed period, fine or other monetary penalty, suspension of personal trading privileges, suspension of employment (with or without compensation) and termination of employment.

An exception to any of the policies, restrictions and requirements set forth herein may be granted only upon a showing by a Supervised Person, to the Chief Compliance Officer, that such Supervised Person would suffer extreme financial hardship should an exception not be granted. The grant of such exception will be in the sole discretion of the Chief Compliance Officer.

All Initial Holdings Reports, Quarterly Transactions Reports, Annual Holdings Reports and certifications must be reviewed by the Chief Compliance Officer, or some other designated person. This review will include, but is not limited to, an assessment of whether the Access Person followed pre-clearance requirements, a comparison of personal securities transactions to any restricted lists, an assessment of whether the Access Person is trading for his or her own account in the same securities he or she is trading for clients and if so, whether the clients are receiving terms as favorable as those the Access Person takes for himself, periodic analyses of the Access Person’s trading for patterns indicating abuse and investigations into any substantial disparities between the percentage of trades that are profitable when the Access Person trades for his or her own account versus the percentage that are profitable when he or she trades for clients.

7.	Record-keeping:

The Advisor shall maintain records in the manner and to the extent set forth below, which may be maintained on microfilm or electronically as permissible under the conditions described in Rule 204-2(g) under the Advisers Act, or under no-action letters or interpretations under that Rule, and shall be available for examination by representatives of the Securities and Exchange Commission.

The records required to be maintained must be kept in an easily accessible place for five years, the first two in an appropriate office of the Advisor.

a. A copy of this Code and any amendments hereto adopted shall be preserved (including for five years after the Code or amendment, as applicable, is no longer in effect).

b. A record of any violation of this Code and of any action taken as a result of that violation shall be preserved for a period of not less than five years following the end of the fiscal year in which the last entry in the record of the violation is made. This requirement does not suggest that reports of violations need be kept as records under this Code.

c. A record of all written acknowledgements from all Supervised Persons, as required by Section 4 of this Code, shall be preserved.

d. A copy of each report made by an Access Person, including any information provided in lieu of any report, pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made.

e. A list of all Access Persons who are, or within the past five years have been, required to make reports pursuant to this Code and all persons who are, or within the past five years have been, responsible for reviewing the reports, shall be maintained.

f. A copy of any decisions, and any reasons supporting the decisions, to approve the purchase of private placement securities or public offerings by Access Persons shall be maintained for at least five years after the end of the fiscal year in which the approval is granted.

8.	Amendment and Interpretation:

This Code may be amended as necessary to maintain compliance with Federal Securities Laws by the written concurrence of the Chief Compliance Officer and the Chief Executive Officer. Notice of any and all amendments shall be promptly given to each Access Person and any other persons subject to the provisions of this Code. In addition, any material change in this Code shall be promptly noticed to the Fund’s Board of Directors. This Code is subject to interpretation by the Chief Compliance Officer, but shall in all cases be interpreted consistent with the language of the Code, Rule 204A-1 under the Advisers Act and Rule 17j-1 under the 1940 Act.

Schedule A

PRE-CLEARANCE FORM

Use this form to request pre-clearance of a transaction to purchase a Limited Offering, Initial Public Offering or to purchase or sell a security issued by an issuer appearing on the Portfolio or Pipeline Reports. Please submit this form, together with a copy of the Limited Offering documentation to the Chief Compliance Officer of the Corporation, the Fund or the Advisor, as applicable, at least five (5) business days before the planned investment.

Employee Name:                                                                                                       Date:

Issuer/Investment Name:

Terms of Purchase (price, purchaser – individual, joint, entity, etc.):

Proposed Transaction Date:

How did you learn about this opportunity?

Related to a Portfolio or Pipeline security?

Approved:                                                                                                                    Date:

Not Approved:                                                                                                            Date:

Comments:

SCHEDULE B

EMPLOYEE INITIAL SECURITIES HOLDINGS REPORT AND CERTIFICATION

(This form must be completed and returned within 10 days of hire)

Statement to Fidus by:                                      (please print your full name)     Hire Date:

As of the date appearing above, the following are each and every Reportable Security1 (Securities other than Exempt Securities2) and account in which I have a direct or indirect Beneficial Ownership or other Beneficial Interest. For purposes of this report, the term Beneficial Ownership or Beneficial Interest shall mean ownership of securities or securities accounts by or for the benefit of a person, or such person’s Family Member, including any account in which the Employee or Family Member of that person holds a direct or indirect beneficial interest, or retains discretionary investment authority or other investment authority (e.g., a power of attorney). In lieu of listing every required holding, an Employee may attach copies of order confirmations or account statements covering every reportable transaction as of the date appearing above, or a date no more than 45 days prior to the date above. Notwithstanding this accommodation, it remains the Employee’s sole responsibility to ensure that the required information is provided that accurately and completely reflects and discloses all required holdings as of the date appearing above.

☐	I have no holdings to report.

Name of Security/Type of Security	Exchange ticker or CUSIP No.	Amount (No of Shares and Principal Amount)	Nature of Interest (Direct Ownership, Indirect Ownership, Spouse, Control, Etc.)	Broker, Dealer or Bank acting as Broker

I certify that the securities listed above, are the only Reportable Securities in which I or any Family Member (as defined above) have a direct or indirect Beneficial Ownership interest, and I further certify that I have read, understand, and agree to be bound by the Joint Code and, if I am a Supervised Person of the Advisor, the Advisor’s Code.

Employee Signature:	Date:
Reviewed by:	Date:

1 Reportable Security means every Covered Security (as defined in the Joint Code of Ethics for Fidus Investment Corporation, Fidus Mezzanine Capital, L.P and Fidus Investment Advisors, LLC (the “Joint Code”)) and, if the reporting person is an Access Person of the Advisor (as defined in Fidus Investment Advisors, LLC Code of Ethics (the “Advisor’s Code” and collectively with the Joint Code, the “Codes”)), every Reportable Security (as defined in the Advisor’s Code) in which an Employee or a Family Member (as defined below) has a Beneficial Ownership (as defined in the Codes) or other Beneficial Interest (as defined in the Codes) except that a Reportable Security shall not include an Exempt Security, as defined below. The term “Family Member” means any person’s spouse, child or other relative, whether related by blood, marriage or otherwise, who either resides with, or is financially dependent upon, or whose investments are controlled by that person and any unrelated individual whose investments are controlled and whose financial support is materially contributed to by the person, such as a “significant other.” The term “Employee” includes employees of the Corporation, the Fund, or the Advisor.

2 Exempt Security is any security that falls into any of the following categories: (i) registered open-end mutual fund shares, unless it is a Reportable Fund (as defined in the Advisor’s Code); (ii) security purchases or sales that are part of an automatic dividend reinvestment plan (e.g., DRIP accounts, etc.); (iii) College Direct Savings Plans (e.g., NY 529 College Savings Program, etc.); (iv) if you are completing the form pursuant to the Advisor’s Code, open-end Unit Investment Trusts that hold securities in proportion to a broad based market index (e.g., QQQ, Spiders), unless it is a Reportable Fund; (v) bankers acceptances, bank certificates of deposit or time deposits, commercial paper and other short term high quality debt instruments with one year or less to maturity; (vi) treasury obligations (e.g., T-Bills, Notes and Bonds) or other securities issued/guaranteed by the US Government, its agencies, or instrumentalities (e.g., FNMA, GNMA, etc.) and (v) if you are completing this form pursuant to the Advisor’s Code, shares issued by money market funds.

SCHEDULE C

EMPLOYEE QUARTERLY TRANSACTION REPORT

(Must be submitted no later than 30 days after the end of the first three Calendar Quarters: March, June, September)

Statement to Fidus by                                                                              (Please print your full name)

The following are all of my transactions in Reportable Securities (not including Exempt Securities) effected during this quarter. In lieu of listing every required transaction, an Employee may attach copies of order confirmations or account statements covering every reportable transaction for the period or may arrange with their broker-dealer to have them automatically forwarded to Fidus. Notwithstanding this accommodation, it remains the Employee’s sole responsibility to ensure that the required information is provided that accurately and completely reflect and disclose all reportable transactions during the period.

Title of Security	Exchange Ticker or CUSIP No.	No. of Shares	Principal Amt	Trade Date	Interest Rate and Maturity Date	Nature of Transaction (Purchase, Sale, etc.)	Price	Broker, Dealer or Bank Involved	Nature of Ownership (Direct Ownership, Indirect Ownership, Spouse, Control, etc.)

Please check all that apply:

During this quarter, I had no transactions in any Reportable Securities.

All of my Reportable Securities transactions (if any) are reflected in brokerage statements and trade confirmations that are attached or automatically forwarded to Fidus.

In addition to the Reportable Securities transactions listed in my brokerage statements and confirmations which are attached or automatically forwarded to the Fidus, I engaged in the Reportable Securities transactions listed above.

See footnotes on following page.

SCHEDULE C

EMPLOYEE QUARTERLY TRANSACTION REPORT, continued

(Must be submitted no later than 30 days after the end of the first three Calendar Quarters: March, June, September)

Since the prior quarterly report, I have opened or closed the following accounts (including brokerage accounts and bank accounts in which any securities were held during the quarter for the direct or indirect benefit of the Access Person): (If none, leave blank)

Account Name and Number	Firms Through Which Transactions Are Effected	Date Account Opened or Closed

Except as noted below, I am not aware of any personal conflict of interest which may involve any investor or client of the Corporation, the Fund, or the Advisor, such as the existence of any economic relationship between my personal securities trading or holdings and securities/transactions involving any investor or client of the Corporation, the Fund, or the Advisor. The names and affiliations of Family Members not previously reported to the CCO who are employed in the securities or commodities industries and who might be in a position to benefit directly or indirectly from the activities of the Corporation, Fund, or Advisor personnel in the discharge of their duties are as follows: (If none, leave blank)

Name	Relationship	Affiliations

I certify that the information provided in this report is complete and accurate.

Employee Signature:                                          Date:                              Reviewed by:                              Date:

1 Reportable Security means every Covered Security (as defined in the Joint Code of Ethics for Fidus Investment Corporation, Fidus Mezzanine Capital, L.P and Fidus Investment Advisors, LLC (the “Joint Code”)) and, if the reporting person is an Access Person of the Advisor (as defined in Fidus Investment Advisors, LLC Code of Ethics (the “Advisor’s Code” and collectively with the Joint Code, the “Codes”)), every Reportable Security (as defined in the Advisor’s Code) in which an Employee or a Family Member (as defined below) has a Beneficial Ownership (as defined in the Codes) or other Beneficial Interest (as defined in the Codes) except that a Reportable Security shall not include an Exempt Security, as defined below. The term “Family Member” means any person’s spouse, child or other relative, whether related by blood, marriage or otherwise, who either resides with, or is financially dependent upon, or whose investments are controlled by that person and any unrelated individual whose investments are controlled and whose financial support is materially contributed to by the person, such as a “significant other.” The term “Employee” includes employees of the Corporation, the Fund, or the Advisor.

2 Exempt Security is any security that falls into any of the following categories: (i) registered open-end mutual fund shares, unless it is a Reportable Fund (as defined in the Advisor’s Code); (ii) security purchases or sales that are part of an automatic dividend reinvestment plan (e.g., DRIP accounts, etc.); (iii) College Direct Savings Plans (e.g., NY 529 College Savings Program, etc.); (iv) if you are completing the form pursuant to the Advisor’s Code, open-end Unit Investment Trusts that hold securities in proportion to a broad based market index (e.g., QQQ, Spiders), unless it is a Reportable Fund; (v) bankers acceptances, bank certificates of deposit or time deposits, commercial paper and other short term high quality debt instruments with one year or less to maturity; (vi) treasury obligations (e.g., T-Bills, Notes and Bonds) or other securities issued/guaranteed by the US Government, its agencies, or instrumentalities (e.g., FNMA, GNMA, etc.) and (v) if you are completing this form pursuant to the Advisor’s Code, shares issued by money market funds.

SCHEDULE D

FOURTH QUARTER SECURITIES TRANSACTION & ANNUAL HOLDINGS REPORT

(Must be submitted no later than 30 days after the end of each Calendar Year)

Statement to Fidus by                                                              (Please print your full name)

I certify that the following are all of my transactions (whether direct or indirect in nature) in Reportable Securities1 (Securities other than Exempt Securities2) effected during the fourth quarter of the calendar year, and in connection with previously filed Quarterly Securities Transaction Reports, reflect all reportable transactions effected during the calendar year. In lieu of listing every required transaction, an Employee may attach a copy of the confirmation or account statement covering every reportable transaction for the period. Notwithstanding this accommodation, it remains the Employee’s sole responsibility to ensure that the required information reflected in those documents is accurate and completely discloses all reportable transactions during the period.

Title of Security	Exchange Ticker or CUSIP No.	No. of Shares	Principal Amt	Trade Date	Interest Rate and Maturity Date	Nature of Transaction (Purchase, Sale, etc.)	Price	Broker, Dealer or Bank Involved	Nature of Ownership (Direct Ownership, Spouse, Control, etc.)

Please check all that apply:

During this quarter, I had no transactions in any Reportable Securities.

All of my Reportable Securities transactions (if any) are reflected in brokerage statements and trade confirmations that are attached or automatically forwarded to Fidus.

In addition to the Reportable Securities transactions listed in my brokerage statements and confirmations which are attached or automatically forwarded to Fidus, I engaged in the Reportable Securities transactions listed above.

See footnotes on following page.

SCHEDULE D

FOURTH QUARTER SECURITIES TRANSACTION & ANNUAL HOLDINGS REPORT, continued

(Must be submitted no later than 30 days after the end of each Calendar Year)

Since the prior quarterly report, I have opened or closed the following accounts (including brokerage accounts and bank accounts in which any securities were held since the prior quarterly report for the direct or indirect benefit of the Access Person)): (If none, leave blank)

Account Name and Number	Firms Through Which Transactions Are Effected	Date Account Opened or Closed

I certify that the following are all holdings of Reportable Securities (Securities other than Exempt Securities) Beneficially Owned by me or in which I have a Beneficial Interest as of the year end December 31, 20__.* In lieu of listing every required holding, an Employee may attach copies of account statements covering every reportable holding as of the date this report is submitted, or a date no more than 45 days prior to the date this report is submitted. Notwithstanding this accommodation, it remains the Employee’s sole responsibility to ensure that the required information is provided that accurately and completely reflects and discloses all required holdings as of the date this report is submitted.

Name of Security/Type of Security	Exchange Ticker or CUSIP No.	Amount (No of Shares and Principal Amount)	Nature of Interest Direct Ownership, Indirect Ownership, Spouse, Control, Etc.	Broker, Dealer or Bank acting as Broker

Please check all that apply:

As of the date appearing above, I have no holdings to report.

All of my Reportable Securities holdings (if any) are reflected in brokerage statements and trade confirmations that are attached or automatically forwarded to Fidus.

In addition to the Reportable Securities holdings listed in my brokerage statements and confirmations which are attached or automatically forwarded to the Fidus, I hold the Reportable Securities listed above.

See footnotes on following page.

SCHEDULE D

FOURTH QUARTER SECURITIES TRANSACTION & ANNUAL HOLDINGS REPORT, continued

(Must be submitted no later than 30 days after the end of each Calendar Year)

Except as noted below, I am not aware of any personal conflict of interest which may involve any investor or client of the Corporation, the Fund, or the Advisor, such as the existence of any economic relationship between my personal securities trading or holdings and securities/transactions involving any investor or client of the Corporation, the Fund, or the Advisor. The names and affiliations of Family Members not previously reported to the CCO who are employed in the securities or commodities industries and who might be in a position to benefit directly or indirectly from the activities of the Corporation, Fund, or Advisor personnel in the discharge of their duties are as follows: (If none, leave blank)

Name	Relationship	Affiliations

Finally, I certify that the information provided in this report is complete and accurate, that I have read, understand, and agree to be bound by the Joint Code, and if I am a Supervised Person of the Advisor (as defined in the Advisor’s Code), the Advisor’s Code and that I have complied with the Joint Code, and if I am a Supervised Person of the Advisor, the Advisor’s Code.

Employee Signature:                                      Date:                          Reviewed by:                                      Date:

1 Reportable Security means every Covered Security (as defined in the Joint Code of Ethics for Fidus Investment Corporation, Fidus Mezzanine Capital, L.P and Fidus Investment Advisors, LLC (the “Joint Code”)) and, if the reporting person is an Access Person of the Advisor (as defined in Fidus Investment Advisors, LLC Code of Ethics (the “Advisor’s Code” and collectively with the Joint Code, the “Codes”)), every Reportable Security (as defined in the Advisor’s Code) in which an Employee or a Family Member (as defined below) has a Beneficial Ownership (as defined in the Codes) or other Beneficial Interest (as defined in the Codes) except that a Reportable Security shall not include an Exempt Security, as defined below. The term “Family Member” means any person’s spouse, child or other relative, whether related by blood, marriage or otherwise, who either resides with, or is financially dependent upon, or whose investments are controlled by that person and any unrelated individual whose investments are controlled and whose financial support is materially contributed to by the person, such as a “significant other.” The term “Employee” includes employees of the Corporation, the Fund, or the Advisor.

2 Exempt Security is any security that falls into any of the following categories: (i) registered open-end mutual fund shares, unless it is a Reportable Fund (as defined in the Advisor’s Code); (ii) security purchases or sales that are part of an automatic dividend reinvestment plan (e.g., DRIP accounts, etc.); (iii) College Direct Savings Plans (e.g., NY 529 College Savings Program, etc.); (iv) if you are completing the form pursuant to the Advisor’s Code, open-end Unit Investment Trusts that hold securities in proportion to a broad based market index (e.g., QQQ, Spiders), unless it is a Reportable Fund; (v) bankers acceptances, bank certificates of deposit or time deposits, commercial paper and other short term high quality debt instruments with one year or less to maturity; and (vi) treasury obligations (e.g., T-Bills, Notes and Bonds) or other securities issued/guaranteed by the US Government, its agencies, or instrumentalities (e.g., FNMA, GNMA, etc.) and (v) if you are completing this form pursuant to the Advisor’s Code, shares issued by money market funds.